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                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant

The following are the subsidiaries of Sterling Financial Corporation:

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       Subsidiary                                    State of Incorporation or Organization
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
Bank of Lancaster County, N.A.                               (National Banking Association)
1 East Main Street
P. O. Box 0300
Strasburg, PA  17579

         Town & Country, Inc.                                 Pennsylvania
         1097 Commercial Avenue
         East Petersburg, PA  17520

         Sterling Financial Trust Company                     Pennsylvania
         101 North Pointe Boulevard
         Lancaster, PA 17601

Sterling Mortgage Services, Inc.                              Pennsylvania
101 North Pointe Boulevard
Lancaster, PA  17601

T & C Leasing, Inc.                                           Pennsylvania
1097 Commercial Avenue
East Petersburg, PA  17520

First National Bank of North East                            (National Banking Association)
14 S. Main Street
North East, MD  21901

Bank of Hanover and Trust Company                             Pennsylvania
25 Carlisle, Court
Hanover, PA  17371

HOVB Investment Company                                       Delaware
Suite 202
103 Foulk Road
Wilmington, DE  19803

Sterling EFI Acquisition Corporation                          Pennsylvania
101 North Pointe Boulevard
Lancaster, PA  17601
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